Exhibit 10.11
Microsemi Corporation
Summary of Compensation Arrangements for Named Executive Officers
Base Salaries. The current annual base salaries for the named executive officers of Microsemi Corporation (the “Company”) are as follows:

Name	Job Title	Base Salary
James J. Peterson	Chairman of the Board and Chief Executive Officer	$805,000
Paul H. Pickle	President and Chief Operating Officer	$440,000
John W. Hohener	Executive Vice President, Chief Financial Officer, Secretary and Treasurer	$407,000
Steven G. Litchfield	Executive Vice President, Chief Strategy Officer	$400,000
David Goren	Senior Vice President of Business Affairs, Legal and Compliance	$365,000
Additional Compensation. In addition to the base salaries noted in the table above, the named executive officers are also entitled to participate in various Company plans, and are subject to other written agreements, in each case as set forth in exhibits to the Company's filings with the Securities and Exchange Commission. In addition, the named executive officers also receive certain perquisites and other personal benefits as disclosed in the Company's annual proxy statement.